Exhibit 4
                                                             ---------

                                    WAIVER


                          WAIVER, dated as of June 11, 1997 (this "Waiver"),
by each of LIBERTY IFE, INC., a Colorado corporation ("LIFE"), and THE CHRISTIAN BROADCASTING NETWORK, INC., a Virginia corporation ("CBN"), to the Amended and Restated Shareholder Agreement, dated as of September 1, 1995 (as the same may be amended, supplemented or otherwise modified, the "Shareholder Agreement"), among M.G. "Pat" Robertson ("Pat Robertson") and Timothy B. Robertson ("Tim Robertson"), residents of Virginia, the Robertson Charitable Remainder Unitrust (the "Charitable Trust"), the Timothy and Lisa Robertson Children's Trust (the "TR Family Trust") (Tim Robertson, the Charitable Trust and the TR Family Trust, collectively, the "Class A Stockholders"), CBN, LIFE and International Family Entertainment, Inc., a Delaware corporation (the "Company").


                             W I T N E S S E T H:

                 WHEREAS, concurrently herewith, Fox Kids Worldwide, Inc., a Delaware corporation (the "Purchaser"), the Class A Stockholders and certain related parties have entered into a Stock Purchase Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified, the "Stock Purchase Agreement"), which provides, inter alia, for the purchase of shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Stock") by the Purchaser from the Class A Stockholders (the "Class A Stock Sale");

                 WHEREAS, concurrently herewith, the Purchaser, Liberty Media Corporation, a Delaware corporation, and LIFE, which holds shares of Non Voting Class C Stock ("Class C Stock"), par value $0.01 per share, of the Company and 6% Convertible Secured Notes due 2004 (the "Notes") of the Company, have entered into a Contribution and Exchange Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified, the "Contribution Agreement"), which provides, inter alia, for a contribution and exchange (the "Contribution and Exchange") in which LIFE is to contribute its shares of Class C Stock and its $23 million principal amount of the Notes to the Purchaser in exchange for shares of a newly issued class of preferred stock of the Purchaser.

                 WHEREAS, concurrently herewith, the Purchaser and CBN have entered into a Stock Purchase Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified, the "CBN Stock Purchase Agreement"), which provides, inter alia, for the purchase of shares of Class B Common Stock, par value $0.01 per share (the "CBN Stock"), of the Company by the Purchaser from CBN (the "CBN Stock Sale").

                 WHEREAS, concurrently herewith, Pat Robertson, the Class A Stockholders, and CBN, inter alia, have given written consents (the "Consents") approving and adopting the Merger Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified, the "Merger Agreement"), among the Purchaser, Fox Kids Merger Corporation, a

Delaware company ("FKW Sub"), and the Company providing for the merger (the "Merger") of FKW Sub into the Company, which shall be the surviving corporation.

                 WHEREAS, in connection with the transactions contemplated by the Class A Stock Purchase Agreement, the Class A Stockholders and the Purchaser have requested, and have made it a condition to the execution of the Stock Purchase Agreement, the Contribution Agreement and the CBN Stock Purchase Agreement, that LIFE and CBN agree to waive certain provisions of the Shareholder Agreement, and LIFE and CBN are agreeable to such request upon the terms and subject to the conditions set forth herein.

                 NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, each of LIFE and CBN hereby agrees as follows:

                 1. Definitions. All terms defined in the Shareholder Agreement shall have such defined meanings when used herein unless otherwise defined herein.

                 2. Waiver. (a) Effective immediately upon the execution of this Waiver, each of LIFE and CBN hereby waives any and all rights it may have under the Shareholder Agreement with respect to the negotiation and execution of the Stock Purchase Agreement and the Merger Agreement, any discussions relating thereto or to the transactions contemplated thereby, the giving of the Consents and any actions taken in furtherance of any thereof (excluding the actual consummation of the Class A Stock Sale or any other sale of Class A Stock by the Class A Stockholders to the Purchaser or any of its affiliates), including without limitation any claim that such actions may have constituted an "offer" within the meaning of
Section 1 of the Shareholder Agreement, any right to notice of the Stock Purchase Agreement or the Class A Stock Sale, any right of First Refusal with respect to the Stock Purchase Agreement or the Class A Stock Sale and any right to sell Covered Securities to the Purchaser on the same terms and price as that specified in the Stock Purchase Agreement; provided, however, that the waiver in this Section 2(a) shall not be effective as to LIFE or CBN, as the case may be, if the Purchaser or any of its Affiliates acquires any Class A Stock from any of the Class A Stockholders, or if any of the Class A Stockholders convert any of their Class A Stock into Class B Stock, prior to the Purchaser's acquisition (including if by consummation of the Merger) of any of the Class C Stock or the Notes, in the case of LIFE, or of any of the CBN Stock, in the case of CBN. For the purposes of this Waiver, Affiliates of the Purchaser shall be deemed to include, without limitation, each of Saban Entertainment, Inc., News Publishing Australia Limited and The News Corporation Limited, and each of their Affiliates.

                 (b) Notwithstanding and in addition to the provisions set forth in Section 2(a) above, effective concurrently with, but not prior to, acquisition (including if by consummation of the Merger) by the Purchaser of any of the Class C Stock or the Notes from LIFE, LIFE hereby waives any and all rights it may have under the Shareholder Agreement, including without limitation the rights specified in the first sentence of Section 2(a) with respect to the circumstances described therein as well as with respect to the actual acquisition (and consequent conversion into Class B Stock) of the Class A Stock (including if the acquisition and conversion of the Class A

Stock is consummated simultaneously with the acquisition of any of the Class C Stock or the Notes).

                 (c) Notwithstanding and in addition to the provisions set forth in Section 2(a) above, effective concurrently with, but not prior to, acquisition (including if by consummation of the Merger) by the Purchaser of any of the CBN Stock, CBN hereby waives any and all rights it may have under the Shareholder Agreement, including without limitation the rights specified in the first sentence of Section 2(a) with respect to the circumstances described therein as well as with respect to the actual acquisition (and consequent conversion into Class B Stock) of the Class A Stock (including if the acquisition and conversion of the Class A Stock is consummated simultaneously with the acquisition of any of the CBN Stock).

                 (d) If both the Stock Purchase Agreement and the Merger Agreement shall be terminated, the provisions of Sections 2(b) and 2(c) above shall thereupon terminate and be of no effect, unless in either case the waiver set forth therein has already become effective.

                 3. Limited Waiver. Except as expressly waived herein, the Shareholder Agreement shall continue to be, and shall remain, in full force and effect. Except as expressly set forth herein, this Waiver shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any term or condition of the Shareholder Agreement or to prejudice any right or rights which LIFE or CBN may now have or may have in the future under or in connection with the Shareholder Agreement or any of the instruments or agreements referred to therein, including with respect to any "offer", or proposed conversion, in respect of Class A Stock other than pursuant to the actions specifically described in Section 2(a) hereof.

                 4. Third Party Beneficiaries. This Waiver is given in favor of, is intended to benefit and shall be enforceable by (i) the Class A Stockholders, (ii) the Purchaser and its Affiliates, (iii) the Company, (iv) the other parties to the Shareholder Agreement and (iv) all of such persons' successors and assigns.

                 5. Counterparts. This Waiver may be executed in one or more counterparts, each of which shall be an original but all of which shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Waiver to be executed and delivered by its duly authorized officer as of the date first above written.

                                          LIBERTY IFE, INC.


                                          By: /s/ David Koff
                                              -----------------------------
                                             Title: Vice President

                                          THE CHRISTIAN BROADCASTING
                                          NETWORK, INC.


                                           By: /s/ John Kubiak
                                               ----------------------------
                                              Title: Vice President

Acknowledged and Accepted as of
the date first above written:

M.G. "PAT" ROBERTSON
THE ROBERTSON CHARITABLE REMAINDER UNITRUST


By: /s/ M.G. "Pat" Robertson
    -------------------------------------------------
   M.G. "Pat" Robertson, individually and as trustee

TIMOTHY B. ROBERTSON
THE TIMOTHY AND LISA ROBERTSON CHILDREN'S TRUST


By: /s/ Timothy B. Robertson
    -------------------------------------------------
    Timothy B. Robertson, individually and as trustee

INTERNATIONAL FAMILY ENTERTAINMENT, INC.


By: /s/ M.G. Robertson
    -------------------------------------------------
    Title: Chairman of the Board

FOX KIDS WORLDWIDE, INC.


By: Mel Woods
    -------------------------------------------------
    Title: President